Exhibit (17)(c)

RESOURCE CREDIT INCOME FUND 1845 WALNUT STREET, 18TH FLOOR PHILADELPHIA, PA 19103	SCAN TO VIEW MATERIALS & VOTE

To vote by Internet

1)  Read the Proxy Statement and have the proxy card below at hand.

2)  Go to website www.proxyvote.com or scan the QR Barcode above

3)  Follow the instructions provided on the website.

To vote by Telephone 1) Read the Proxy Statement and have the proxy card below at hand. 2) Call 1-800-690-6903 3) Follow the instructions.

To vote by Mail 1) Read the Proxy Statement. 2) Check the appropriate box on the proxy card below. 3) Sign and date the proxy card. 4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E90924-S98329	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

RESOURCE CREDIT INCOME FUND (THE “ACQUIRED FUND”)

The Board of Trustees recommends you vote FOR the following proposal:		For	Against	Abstain

1.

To approve an Agreement and Plan of Reorganization providing for the transfer of the assets of the Resource Credit Income Fund (the “Acquired Fund”) to Goldman Sachs Credit Income Fund (the “Acquiring Fund”) in exchange for the assumption of the Acquired Fund’s stated liabilities by the Acquiring Fund and shares of the Acquiring Fund, followed by the complete liquidation of the Acquired Fund (the “Reorganization”).

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2.	To transact such other business as may properly come before the Special Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature [Joint Owners] Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

Proxy Statement/Prospectus is available at www.proxyvote.com.

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E90925-S98329

Resource Credit Income Fund

Special Meeting of Shareholders

[TBD]

This proxy is solicited by the Board of Trustees

The undersigned shareholder(s) of Resource Credit Income Fund hereby appoint(s) Lawrence S. Block and [TBD], or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Resource Credit Income Fund that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at [TBD] on [TBD], at the offices of Thompson Hine LLP, 335 Madison Avenue, 12th Floor, New York, NY 10017-4611, and any adjournment or postponement thereof. The proxies are also authorized to vote upon any other business that may properly come before the Special Meeting of Shareholders or any adjournments or postponements thereof, including any adjournment(s) necessary to obtain quorums and/or approvals.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF TRUSTEES’ RECOMMENDATIONS.

PLEASE SIGN AND DATE ON THE REVERSE SIDE